                                                                     EXHIBIT 5.1

                       [Choate, Hall & Stewart Letterhead]

                                         February 17, 2003



Nevada Power Company
6226 West Sahara Avenue
Las Vegas, Nevada 89146

Ladies and Gentlemen:

      This opinion is delivered in connection with the filing of a registration statement on Form S-4, File No. 333-_____ (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of $350,000,000 aggregate principal amount of the 9% General and Refunding Mortgage Notes, Series G, due 2013 (the "New Notes"), of Nevada Power Company (the "Company"), in connection with an offer by the Company to issue the New Notes in exchange for the Company's 9% General and Refunding Mortgage Notes, Series G, due 2013, that are currently outstanding in the same aggregate principal amount (the "Old Notes"), as described in the Registration Statement. The New Notes are to be issued pursuant to a General and Refunding Mortgage Indenture dated as of May 1, 2001 between the Company and The Bank of New York, as Trustee (the "Trustee"), as supplemented by a First Supplemental Indenture dated as of May 1, 2001 and a Second Supplemental Indenture dated as of October 1, 2001 (as supplemented and amended, the "Indenture").

      In connection with rendering this opinion, we have examined such corporate records, certificates and other documents as we have considered necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

      As counsel for the Company, we advise you as follows:

      The Company is a corporation duly organized and legally existing under the laws of the

Nevada Power Company
February 17, 2004
Page 2

State of Nevada.

      When the following steps shall have been taken, the New Notes will be valid, legal and binding obligations of the Company:

      (a) Compliance with the Securities Act and the Trust Indenture Act of 1939, as amended, and action of the Securities and Exchange Commission declaring the Registration Statement effective;

      (b) Execution and filing with the Trustee of the appropriate documentation with respect to the New Notes; and

      (c) Issuance and delivery of the New Notes in exchange for the Old Notes in accordance with the relevant corporate authorizations and in accordance with the terms and provisions of the Indenture.

      We are of the opinion that the information contained in the Registration Statement under the caption "Certain United States Federal Income Tax Consequences" constitutes an accurate description, in general terms, of the indicated federal income tax consequences to holders of the New Notes upon their exchange of the Old Notes for the New Notes as contemplated in the Registration Statement.

      Insofar as this opinion relates to matters of law and legal conclusions governed by the laws of the State of Nevada, we base it on the opinion letter of Messrs. Woodburn and Wedge of Reno, Nevada, to be filed with the Registration Statement and the consent contained in said letter to the statements made in the Registration Statement in regard to such firm. Our opinions as to such matters are based on the assumptions and subject to the qualifications and limitations set forth in said opinion letter.

      We hereby consent to be named in the Registration Statement and in any amendments thereto as counsel for the Company, to the statements with reference to our firm made in the Registration Statement, and to the filing and use of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ Choate, Hall & Stewart